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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


Date of Report (Date of earliest event reported)  December 01, 2004


                               AP HENDERSON GROUP
        (Exact name of small business issuer as specified in its charter)



          Nevada                      000-31153                  88-0355504
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


600 Wilshire Blvd., Suite 1252. Los Angeles, CA                   90017
   (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (213)-538-1203


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.425)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Directors
---------------------

Pursuant to a special meeting of the Board of Directors held on 12-1-2004 and pursuant to Article III, Section 2 of the Corporation's Amended and Restated Bylaws, the Board has elected to increase the number of authorized directors of the Corporation from 5 to 7. In furtherance of the increase in the number of Board of Directors, the Board elected Mr. Ming Han and Mr. Yanquan Wang as Directors of the Corporation until their successors are duly elected and qualified.

Ming Han
--------

Ming Han, age 44, has served as Vice President of AP Henderson Group since August 5, 2004. Mr. Han has previously served as Vice President of Shenyang China City Group, a Limited Chinese Company from January 2002 to December 2003; served as President of the International Business Department from December 2001 to January 2002; served as Branch Manager of XinBei Sub-Branch of Industrial and Commercial Bank of China Shenyang Branch Bank from April 1996 to November 2001; and served as General Manager of Industrial and Commercial Bank of China Shenyang Huanggu Branch Bank from June 1994 to June 1996. Mr. Han will not receive any compensation for his position as Director.

Yanquan Wang
------------

Yanquan Wang, age 44, has served as financial analyst for AP Henderson Group since October 9, 2004; served as President for Westwheat, Inc., a Indiana corporation from January 2003 to October 2004; as President for SanFa Group Flour Company, a Limited Chinese company from April 1996 to October 2002; as President for Sanfa Group Heng Chuan Company, a Limited Chinese company from January 1994 toApril 1996. Mr. Wang will not receive any compensation for his position as Director.

Removal of Officers
-------------------

Pursuant to a special meeting of the Board of Directors held on 12-1-2004, the Board elected to remove Mr. Jeffery Co as CEO of the Corporation and Ms. Lanman Hong as CFO of the Corporation. The reason for their removal is described under
Item 8.01 in this report on Form 8-K. The Company is currently seeking to find suitable replacements for the CEO and CFO positions. At this time, a Special Committee made up of certain Board Members has been formed to temporarily fulfill the CEO and CFO duties. Mr. Co and Ms. Hong still currently sit as members of the Board of Directors.

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ITEM 8.01 - OTHER EVENTS

On or about 11-19-2004, the Board of Directors were made aware that Mr. Jeffery Co, the CEO and Director of the Corporation, and Ms. Lanman Hong, the CFO and Director of the Corporation, may have been detained by the Binzhou Police Department in the Peoples Republic of China. At this time, there has been no official representation made by the Police to refute or confirm the detention. The reason for the alleged detention has not been made clear. It is believed, at this time, that Ms. Hong has been released from police custody but that Mr. Co still remains detained.

Based on this information, the Board of Directors held a special meeting on 12-1-2004 in which Mr. Co and Ms. Hong were removed from their respective positions as CEO and CFO of AP Henderson as well as their respective positions as CEO and CFO of Hyundai MultiCAV Computer Shanghai Co., Ltd. and Hyundai MultiCAV Computer Binzhou Co., Ltd., wholly owned subsidiaries of AP Henderson. Mr. Co and Ms. Hong still hold their positions as Directors of AP Henderson.

Though the reason for their alleged detention remains unclear, the Board has elected to take certain steps to investigate whether these alleged detentions are related in anyway to AP Henderson or its subsidiaries. The Board has engaged a Chinese law firm to investigate the reason for the alleged detentions. The Board also elected to engage an audit firm to carry out and conduct an independent review of the Corporation's books. Furthermore, the Board has elected to form a special committee to oversee and execute the day to day business decisions for the Corporation and its subsidiaries in China.

Based on the uncertainty of the outcome of the Corporation's ongoing investigation, the Corporation advises that anyone making an investment decision with respect to the common stock of the Corporation or for any other purpose does so at his, her or its own risk.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AP HENDERSON GROUP
                                             (Registrant)


Date:  December 16, 2004                     By: /s/ DONALD SPRAGUE
                                                 -------------------------------
                                                 Donald Sprague
                                                 Director


                                             By: /s/ RICHARD LUI
                                                 -------------------------------
                                                 Richard Lui
                                                 Vice Chairman, Director


                                             By: /s/ BAOCHENG HAN
                                                 -------------------------------
                                                 Baocheng Han
                                                 Director


                                             By: /s/ MING HAN
                                                 -------------------------------
                                                 Ming Han
                                                 Director


                                             By: /s/ YANQUAN WANG
                                                 -------------------------------
                                                 Yanquan Wang
                                                 Director